As filed with the Securities and Exchange Commission on April 11, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CLICKACTION INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0195362
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2197 E. Bayshore Road Palo Alto, California (Address of Principal Executive Offices)	94303 (Zip Code)

1995 EQUITY INCENTIVE PLAN, AS AMENDED
1998 NON-OFFICER STOCK OPTION PLAN, AS AMENDED

(Full Title of the Plans)

GREGORY W. SLAYTON
Chief Executive Officer
ClickAction Inc.
2197 E. Bayshore Road
Palo Alto, California 94303
(Name and Address of Agent for Service)

(650) 473-3600
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Iain Mickle, Esq.
Orrick, Herrington & Sutcliffe LLP
400 Capitol Mall, Suite 3000
Sacramento, California 95814
(916) 447-9200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share to be issued upon exercise of options granted under the ClickAction Inc. 1995 Equity Incentive Plan	1,500,000	$ 3.38	$ 5,070,000	$ 1,339
Common Stock, par value $0.001 per share to be issued upon exercise of options granted under the ClickAction Inc. 1998 Non-Officer Stock Option Plan	300,000	$3.38	$ 1,014,000	$ 268
Total	1,800,000	3.38	$ 6,084,000	$ 1,607

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act.
Such computation is based on the estimated exercise price of $3.38 per share covering the authorized but unissued shares under the ClickAction Inc. 1995
Equity Incentive Plan and ClickAction Inc. 1998 Non-Officer Stock Option
Plan being registered hereunder. The estimated exercise price per share was computed in accordance with Rule 457 by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National
Market on April 6, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by ClickAction Inc. (the "Registrant") with the
Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's annual report on Form 10-K/A filed April 3, 2001 (File No. 000-26008).

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

(c) The description of the Registrant's Common Stock which is contained in the
Registrant's Registration Statement on Form 8-A, as filed on May 4, 1995 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934,
as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation
Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article XII of the
Registrant's Amended and Restated Certificate of Incorporation and
Article VI of the Registrant's Bylaws provide for indemnification by the
Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's
Amended and Restated Certificate of Incorporation provides for such limitation of liability.

The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.*
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of KPMG.*
24	Powers of Attorney (included on page 4).
99.1	Amended and Restated 1995 Equity Incentive Plan.*
99.2	Amended and Restated 1998 Non-Officer Stock Option Plan.*

* Filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be
deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act
that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the
11th of April, 2001.

CLICKACTION INC.
(Registrant)

By: /s/ Gregory W. Slayton
Gregory W. Slayton
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Gregory W. Slayton and Sharon Chiu, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David P. Mans David P. Mans	Chairman of the Board of Directors	April 10, 2001
/s/ Gregory W. Slayton Gregory W. Slayton	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2001
/s/ Sharon S. Chiu Sharon S. Chiu	Vice President of Operations and Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2001
/s/ Howard Love Howard Love	Director	April 10, 2001
/s/ Randy Haykin Randy Haykin	Director	April 8, 2001
/s/ Edwin R. Niehaus, III Edwin R. Niehaus, III	Director	April 10, 2001
/s/ Gary Daichendt Gary Daichendt	Director	April 10, 2001
/s/ Emerick M. Woods Emerick M. Woods	Director	April 11, 2001

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.*
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of KPMG.*
24	Powers of Attorney (included on page 4).
99.1	Amended and Restated 1995 Equity Incentive Plan.*
99.2	Amended and Restated 1998 Non-Officer Stock Option Plan.*

* Filed herewith.

EXHIBIT 5.1

April 11, 2001

ClickAction Inc.
2197 E. Bayshore Road
Palo Alto, California 94303

Re: Registration Statement on Form S-8 - ClickAction Inc.
1995 Equity Incentive Plan, as amended
1998 Non-Officer Stock Option Plan, as amended

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of up to an additional 1,500,000 shares of common stock, $.001 par value ("Common Stock")
of ClickAction Inc., a Delaware corporation (the "Company"), pursuant to the ClickAction Inc.
1995 Equity Incentive Plan, as amended (the "1995 Plan"), and up to an additional 300,000 shares of the Company's Common Stock pursuant to the ClickAction 1998 Non-Officer Stock
Option Plan, as amended (the "1998 Plan" and collectively with the 1995 Plan, the "Plans").

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock issuable by the Company pursuant to the Plans, when issued in accordance with the provisions of the
Plan and the stock option agreements entered into thereunder and in the manner referred to in the Prospectus associated with the Registration Statement on Form S-8, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

We express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Delaware.

This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S-8 and may not be relied upon for any other purpose. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

EXHIBIT 23.2

Consent of KPMG LLP

The Board of Directors
ClickAction Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of
ClickAction Inc. of our report dated February 15, 2001, relating to the consolidated balance sheets of ClickAction Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K/A of
ClickAction Inc.

/s/ KPMG LLP
Mountain View, California
April 11, 2001

EXHIBIT 99.1

CLICKACTION INC.

1995 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors on April 18, 1995
Approved by the Stockholders on April 18, 1995
As Amended through 2000

1. PURPOSES.

The purpose of the Plan is to provide a means by which selected Employees and
Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options,
(iii) stock bonuses, (iv) rights to purchase restricted stock, and
(v) stock appreciation rights, all as defined below.

The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates,
to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and
Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive
Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

(a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and
(f) respectively, of the Code.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

"Company" means ClickAction Inc., a Delaware corporation.

"Concurrent Stock Appreciation Right" or "Concurrent Right" means a right granted pursuant to subsection 8(b)(2) of the Plan.

"Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

"Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous
Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

"Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

"Director" means a member of the Board.

"Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute
"employment" by the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National
Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported)
as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the day of determination (or, if the day of determination is not a market trading day, the last market trading day prior to the day of determination), as reported in the Wall Street Journal or such other source as the Board deems reliable;

If the common stock is quoted on the Nasdaq Stock Market (but not on the
National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the day of determination (or, if the day of determination is not a market trading day, the last market trading day prior to the day of determination), as reported in the Wall Street Journal or such other source as the Board deems reliable;

In the absence of an established market for the common stock, the Fair
Market Value shall be determined in good faith by the Board.

"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

"Independent Stock Appreciation Right" or "Independent Right" means a right granted pursuant to subsection 8(b)(3) of the Plan.

"Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation
(directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation
S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K;
or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

"Nonstatutory Stock Option" means an Option not intended to qualify as an
Incentive Stock Option.

"Officer" means a person who is an officer of the Company within the meaning of
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

"Option" means a stock option granted pursuant to the Plan.

"Option Agreement" means a written agreement between the Company and an
Optionee evidencing the terms and conditions of an individual Option grant.
Each Option Agreement shall be subject to the terms and conditions of the Plan.

"Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

"Outside Director" means a Director who either (i) is not a current employee of the
Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the
Company or an "affiliated corporation" receiving compensation for prior services
(other than benefits under a tax qualified pension plan), was not an officer of the
Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation"
for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

"Plan" means this ClickAction Inc. 1995 Equity Incentive Plan.

"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule
16b-3, as in effect when discretion is being exercised with respect to the Plan.

"Stock Appreciation Right" means any of the various types of rights which may be granted under Section 8 of the Plan.

"Stock Award" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any
Stock Appreciation Right.

"Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual
Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

"Tandem Stock Appreciation Right" or "Tandem Right" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3. ADMINISTRATION.

(b) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted;
whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock
Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation
Right, or a combination of the foregoing; the provisions of each Stock Award granted
(which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right;
and the number of shares with respect to which a Stock Award shall be granted to each such person.

To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

To amend the Plan or a Stock Award as provided in Section 14.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"). In the discretion of the Board, a
Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16(b)-3. If administration is delegated to a Committee, the
Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this
Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not then Covered Employees and are not expected to be Covered
Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

4. SHARES SUBJECT TO THE PLAN.

Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million one hundred thousand (3,100,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of
Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation
Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY.

Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and
Stock Appreciation Rights appurtenant thereto may be granted only to Employees,
Directors or Consultants.

No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to
Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than four hundred thousand (400,000) shares of the Company's common stock in any calendar year.

OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the
Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock
Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section
424(a) of the Code.

Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either
(i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the
Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any pursuant to the domestic relations order transferee; provided that a Nonstatutory Stock Option shall be transferable if the Option Agreement so provides. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The
Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.
The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

Termination of Employment or Relationship as a Director or Consultant. In the
event an Optionee's Continuous Status as an Employee, Director or Consultant terminates
(other than upon the Optionee's death or disability), the Optionee may exercise his or her
Option (to the extent that the Optionee was entitled to exercise it at the date of termination)
but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant
(or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the
Optionee does not exercise his or her Option within the time specified in the Option
Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

Disability of Optionee. In the event an Optionee's Continuous Status as an Employee,
Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
(i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.
If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the
Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of
(i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such
Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such
Option shall revert to and again become available for issuance under the Plan.

Early Exercise. The Option may, but need not, include a provision whereby the
Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

Re-Load Options. Without in any way limiting the authority of the Board or
Committee to make or not to make grants of Options hereunder, the Board or
Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option
(a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of
Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load
Option; and (iii) shall have an exercise price which is equal to one hundred percent
(100%) of the Fair Market Value of the Common Stock subject to the Re-Load
Option on the date of exercise of the original Option or, in the case of a Re-Load
Option which is an Incentive Stock Option and which is granted to a 10% stockholder
(as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the
Re-Load Option on the date of exercise of the original Option.

Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory
Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any
Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of
Incentive Stock Options described in subsection 12(d) of the Plan and in
Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load
Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.
Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

Termination of Employment or Relationship as a Director or Consultant.
In the event a Participant's Continuous Status as an Employee, Director or
Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

STOCK APPRECIATION RIGHTS.

The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award
Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised
Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the
Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent
Right shall be exercised automatically at the same time the underlying
Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right)
of the vested shares of stock purchased under the underlying Option which have
Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this
Section 8, be subject to the same terms and conditions applicable to
Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value
(on the date of the grant of the Independent Right) of such number of shares of
Company stock. The appreciation distribution payable on the exercised Independent
Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

CANCELLATION AND RE-GRANT OF OPTIONS.

The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock
Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the
Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option of a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an
Option or Stock Appreciation Right with an exercise price lower than that set forth above if such Option or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

Shares subject to an Option or Stock Appreciation Right canceled under this
Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c)
of the Plan. The repricing of an Option and/or Stock Appreciation Right under this
Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section
162(m) of the Code.

COVENANTS OF THE COMPANY.

During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities
Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

MISCELLANEOUS.

The Board shall have the power to accelerate the time at which a Stock
Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

Neither an Employee, Director or Consultant nor any person to whom a
Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant
) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee,
Director, Consultant or other holder of Stock Awards with or without cause.

To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after
1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the
Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

To the extent provided by the terms of a Stock Award Agreement, the person to whom a
Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award;
or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

ADJUSTMENTS UPON CHANGES IN STOCK.

If any change is made in the stock subject to the Plan, or subject to any Stock Award
(through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection
5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards.

In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar
Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock
Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

AMENDMENT OF THE PLAN AND STOCK AWARDS.

The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

It is expressly contemplated that the Board may amend the Plan in any respect the
Board deems necessary or advisable to provide eligible Employees, Directors or
Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to
Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

Rights and obligations under any Stock Award granted before amendment of the
Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and
(ii) such person consents in writing.

The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless
(i) the Company requests the consent of the person to whom the
Stock Award was granted and (ii) such person consents in writing.

TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 17, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock
Awards granted under the Plan shall be exercised unless and until the
Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the
Plan is adopted by the Board.

EXHIBIT 99.2

CLICKACTION INC.

1998 NON-OFFICER STOCK OPTION PLAN
As Adopted Effective on November 13, 1998
Stockholder Approval Not Required
As Amended and Restated by the Board through March 2000
Termination Date: November 12, 2013

PURPOSES.

The purpose of the Plan is to provide a means by which selected Employees
(including Officers) and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company
("Common Stock") through the granting of Nonstatutory Stock Options.
Only Nonstatutory Stock Options may be granted hereunder.

The Company, by means of the Plan, seeks to retain the services of persons who are eligible to receive Options, to secure and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

DEFINITIONS. As used herein, the following definitions shall apply:

"Affiliate" shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean a committee of one or more members of the Board appointed by the Board in accordance with the provisions of the Plan.

"Common Stock" shall mean the Common Stock of the Company.

"Company" shall mean ClickAction Inc., a Delaware corporation.

"Consultant" shall mean any person, including an advisor, (i) engaged by the
Company or an Affiliate to render consulting or advisory services and who is compensated for such services. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the
Company for their services as Directors.

"Continuous Service" shall mean the absence of any interruption or termination of service to the Company or an Affiliate, whether as an Employee,
Director or Consultant. The Board or the Chief Executive Officer of the Company
may determine, in that party's sole discretion, whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the
Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company,
Affiliates or their successors.

"Director" shall mean a member of the Board.

"Disability" shall mean the inability of a person, in the opinion of a qualified physical acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

"Employee" shall mean any person employed by the Company or by any
Affiliate. Mere service as a Director or payment of a director's fee by the
Company or an Affiliate shall not be sufficient to constitute "employment"
by the Company or an Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:
(i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market,
the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;
(ii) In the absence of such markets for the Common Stock, the Fair Market
Value shall be determined in good faith by the Board.

"Nonstatutory Stock Option" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

"Officer" means a person who possesses the authority of an "officer" as that term is used in Rule 4460(i)(1)(A) of the Rules of the National Association of
Securities Dealers, Inc. For purposes of the Plan, a person in the position of
"Vice President" or higher shall be classified as an "Officer" unless the Board or Committee expressly finds that such person does not possess the authority of an "officer" as that term is used in Rule 4460(i)(1)(A) of the Rules of the
National Association of Securities Dealers, Inc.

"Option" shall mean a Nonstatutory Stock Option granted pursuant to the Plan.

"Option Agreement" shall mean a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual
Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

"Optionholder" shall mean an Employee or Consultant who receives an
Option pursuant to the Plan.

"Plan" shall mean this ClickAction Inc. 1998 Non-Officer Stock Option Plan.

"Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

"Securities Act" shall mean the Securities Act of 1933, as amended.

STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is eight hundred sixty-five thousand (865,000) shares of Common Stock. The shares of Common Stock subject to the Plan may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares of
Common Stock that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

ADMINISTRATION OF THE PLAN.

Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two (2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. At the discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the
Committee, and thereafter directly administer the Plan. Notwithstanding anything in this
Section 4 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to all Employees and Consultants who are not then subject to Section 16 of the Exchange Act.

Powers of the Board. Subject to the provisions of the Plan, the Board shall have such authority with regard to the Plan and the options as determined by the Board, including the authority, in its discretion: (i) to grant options under the Plan, provided, however, that only nonstatutory options may be granted under the Plan; (ii) to determine, upon review of relevant information and in accordance with subsection 2(l) of the Plan, the
Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with subsection 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares of
Common Stock to be represented by each Option, provided that no Options may be granted to persons who are neither Employees nor Consultants; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical)
in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Option; (viii) to accelerate or defer (the latter with the consent of the Optionholder) the exercise date and vesting of any Option;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and
(x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionholders and any other holders of any Options granted under the Plan.

ELIGIBILITY.

Options may be granted only to Employees (including Officers) or Consultants as defined in Section 2 hereof. An Optionholder who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.
Notwithstanding the foregoing, the aggregate number of shares of Common Stock issued pursuant to Options granted to Officers cannot exceed forty percent (40%)
of the number of shares of Common Stock reserved for issuance under the Plan as determined at the time of each issuance to an Officer, except that there shall be excluded from this calculation shares of Common Stock issued to Officers not previously employed by the Company pursuant to Options granted as an inducement essential to such individuals entering into employment contracts with the Company.

The Plan shall not confer upon any Optionholder any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with the Optionholder's right or the Company's right to terminate the Optionholder's employment at any time or the Optionholder's consultancy pursuant to the terms of the Consultant's agreement with the Company.

TERM OF THE PLAN.

The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of fifteen (15) years unless sooner terminated under Section 13 of the Plan.

TERM OF OPTION.

The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

EXERCISE PRICE, CONSIDERATION AND VESTING.

Exercise Price. The exercise price per share of the shares of Common Stock to be issued pursuant to exercise of an Option shall be no less than eighty-five percent (85%) of the Fair Market Value per share on the date of grant.

Consideration. The consideration to be paid for the shares of Common Stock to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash or check;
(ii) promissory note (except that payment of the Common Stock's "par value", as defined in the Delaware General Corporation Law, shall not be made by deferred payment); (iii) other shares of Common Stock having a Fair Market
Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered shares of Common Stock in a form approved by the Company;
(iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (v) any combination of such methods of payment;
or (vi) such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Unless otherwise specifically provided in the Option
Agreement, the purchase price of Common Stock acquired pursuant to an
Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common
Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

Vesting. The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares of Common
Stock allotted to that period, and may be exercised with respect to some or all of the shares of Common Stock allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.
The provisions of this subsection 8(c) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

EXERCISE OF OPTION.

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionholder, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a share of Common Stock.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the shares of Common
Stock with respect to which the Option is exercised has been received by the Company.
Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under subsection 8(b) of the Plan. Until the issuance
(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares of Common Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares of Common Stock covered by the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares of Common
Stock as to which the Option is exercised.

The Option may, but need not, include a provision whereby the Optionholder may elect to exercise at any time while an Employee or Consultant (or while an officer or director of the Company) the Option as to any part or all of the shares of Common Stock subject to the Option, subject to a repurchase right in favor of the Company on such terms as the Board shall establish.

Termination of Continuous Service. In the event an Optionholder's
Continuous Service terminates for any reason other than upon the
Optionholder's death or Disability, the Optionholder may, but only within three (3) months (or such other period of time as is determined by the Board)
after the date the Optionholder's Continuous Service terminates, exercise the
Option to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Optionholder does not exercise such Option (which the Optionholder was entitled to exercise)
within the time specified herein, the Option shall terminate.

Extension of Termination Date. An Optionholder's Option Agreement may
also provide that if the exercise of the Option following the termination of the
Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or
(ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the
Option would not be in violation of such registration requirements.

Death of Optionholder. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, the Option may be exercised at any time within eighteen (18) months (or such other period of time as is determined by the Board) following the date of death, by the Optionholder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Optionholder was entitled to exercise)
within the time specified herein, the Option shall terminate.

Disability of Optionholder. In the event that the Continuous Service of an
Optionholder terminates as a result of the Optionholder's Disability, the
Optionholder may, but only within twelve (12) months (or such other period of time as is determined by the Board) after the date the Optionholder's
Continuous Service terminates on account of such Disability, exercise the
Option to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Optionholder does not exercise such Option (which the Optionholder was entitled to exercise)
within the time specified herein, the Option shall terminate.

Withholding Obligations. To the extent provided by the terms of the Option
Agreement, an Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an
Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company)
or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common
Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of Common Stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

TRANSFERABILITY OF OPTIONS.

Except as otherwise expressly provided in the terms of the Option Agreement, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionholder, only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the
Optionholder, shall thereafter be entitled to exercise the Option.

ADJUSTMENTS UPON CHANGES IN STOCK.

Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding
Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the
Company shall not be treated as a transaction "without receipt of consideration"
by the Company.)

Dissolution or Liquidation. In the event of a dissolution or liquidation of the
Company, then all outstanding Options shall terminate immediately prior to such event.

Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i)
a sale, lease or other disposition of all or substantially all of the assets of the
Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 11(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by
Optionholders whose Continuous Service has not terminated, the vesting of such
Options (and, if applicable, the time during which such Options may be exercised)
shall be accelerated in full, and the Options shall terminate if not exercised
(if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised
(if applicable) prior to such event.

Notwithstanding the foregoing, the Board shall at all times have the complete and sole discretion to accelerate the vesting and exercisability of some or all of the shares of Common Stock subject to any or all of then outstanding
Options granted under the Plan and to establish the date as of which any such Option shall terminate (and all other terms and conditions relating to such termination.)

TIME OF GRANTING OPTIONS.

The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

AMENDMENT AND TERMINATION OF THE PLAN.

Amendment and Termination. The Board may amend or terminate the
Plan from time to time in such respects as the Board may deem advisable.

Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless mutually agreed otherwise between the Optionholder and the Board, which agreement must be in writing and signed by the Optionholder and the Company.

No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(ii) the Company requests the consent of the Optionholder and (ii) the
Optionholder consents in writing.

CONDITIONS UPON ISSUANCE OF SHARES.

The Company may require any Optionholder, or any person to whom an
Option is transferred under Section 10, as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option;
and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the shares of Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionholder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Option holder or permitting the Optionholder to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares.

RESERVATION OF SHARES.

The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

OPTION AGREEMENT.

Options shall be evidenced by written Option Agreements in such form or forms as the Board or the Committee shall approve.

EFFECTIVE DATE.

The Plan shall become effective on November 13, 1998.